As filed with the Securities and Exchange Commission on October 11, 2022

Registration Statement No. 33-47656
Registration Statement No. 333-44034
Registration Statement No. 333-108997
Registration Statement No. 333-208409

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-47656
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-44034
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-108997
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-208409

UNDER
THE SECURITIES ACT OF 1933

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-0411980
(State or other Jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Address, including zip code, and telephone
number, including area code, of registrant's principal executive offices)

Procter & Gamble International Stock Ownership Plan
(Full Title of the Plan)

Susan Street Whaley, Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
Deregistration of Securities

The Procter & Gamble Company (the “Company”) is filing these post-effective amendments (the “Post-Effective Amendments”) to the following registration statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) to deregister any and all shares of the Company’s common stock, no par value (the “Common Stock”) and plan participation interests, registered but unsold or otherwise unissued under each of the following Registration Statements as of the date hereof:

•
Registration Statement on Form S-8 (File No. 33-47656) pertaining to the registration of an aggregate of 800,000 shares of Common Stock for issuance under the Procter & Gamble International Stock Ownership Plan (the “Plan”), which was filed with the Securities and Exchange Commission (the “SEC”) May 8, 1992.

•
Registration Statement on Form S-8 (File No. 333-44034) pertaining to the registration of an aggregate of 3,000,000 shares of Common Stock for issuance under the Plan, which was filed with the SEC on August 17, 2000.

•
Registration Statement on Form S-8 (File No. 333-108997) pertaining to the registration of an aggregate of 4,000,000 shares of Common Stock for issuance under the Plan, which was filed with the SEC on September 22, 2003.

•
Registration Statement on Form S-8 (File No. 333-208409) pertaining to the registration of an aggregate of 12,000,000 shares of Common Stock for issuance under the Plan, which was filed with the SEC on December 9, 2015.

 The Company is no longer issuing securities under the Plan. Consequently, by filing these Post-Effective Amendments, the Company hereby removes from registration any and all shares of Common Stock and plan participation interests registered but unsold or otherwise unissued under each of the above Registration Statements as of the date hereof.

SIGNATURES

 Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on October 11, 2022.  The following person is signing these Post-Effective Amendments on behalf of the registrant in reliance upon Rule 478 under the Securities Act.

THE PROCTER & GAMBLE COMPANY

By:   /s/ Sandra T. Lane
 Sandra T. Lane
Assistant Secretary